EXHIBIT 99



CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, Chairman & CEO
(516) 620-5400, ext. 321
jerryf@creditriskmonitor.com


FOR IMMEDIATE RELEASE


                 CreditRiskMonitor.com Appoints Arthur Andersen


FLORAL PARK, NY--October 26, 2000--CreditRiskMonitor.com, Inc. (Symbol: CRMZ) has appointed Arthur Andersen LLP as its independent accountants.

Jerry Flum, Chairman and CEO, commented that, "Our financial results now allow us to consider the positive impact of partnering with other companies and attracting Wall Street's broad array of services to grow our company. Having Arthur Andersen, a well-respected "Big 5" accounting firm, is an important signal announcing this next stage of our growth."

CreditRiskMonitor.com is an Internet-based financial information analysis and news service designed for corporate credit professionals whose portal web site is www.creditriskmonitor.com. CRM competes with The Dun & Bradstreet Corporation (NYSE: DNB).

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports.